Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Morgans Hotel Group Co.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2007, relating to the consolidated/combined financial statements of Morgans Hotel Group Co. and Morgans Hotel Group Co. Predecessor appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

June 4, 2007